UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

NANOVIRICIDES, INC.
(Name of Registrant as Specified In Its Charter)

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Copies to:

Peter Campitiello, Esq.
McCarter & English, LLP
Two Tower Center Boulevard
East Brunswick, NJ 08816
Tel: 732-867-9741
Fax: 732-393-1901

NANOVIRICIDES, INC.
1 Controls Drive
Shelton, Connecticut 06484

October 11, 2021

To Our Stockholders:

On behalf of the Board of Directors of NanoViricides, Inc., I cordially invite you to attend the Annual Meeting of Stockholders to be held on Saturday, November 20, 2021, at 10:00 a.m., Eastern Daylight Time, at the Hampton Inn & Suites Stamford, 26 Mill River Street, Stamford, CT, 06902.

At this year’s annual meeting you will be asked to: (i) re-elect Anil Diwan as a Class I director for a two year term; (ii) conduct an advisory vote on the frequency of advisory vote on compensation of the Company’s named executive officers; (iii) approve an award of Series A Convertible Preferred Stock to Anil Diwan in connection with the extension of his employment as the Company’s President; (iv) ratify the appointment of our independent registered public accountants; and (v) transact such other business as may properly come before the annual meeting. The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

Our Board of Directors unanimously recommends that you vote “FOR” each proposal.

A copy of the 2021 Annual Report is included in this mailing.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, I URGE YOU TO VOTE BY COMPLETING AND RETURNING YOUR PROXY CARD AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING.

Cordially,

NANOVIRICIDES, INC.

Anil Diwan,
President and Chairman of the Board of Directors

NANOVIRICIDES, INC.

1 Controls Drive

Shelton, Connecticut 06484

Notice of Annual Meeting of Stockholders

To Be Held on November 20, 2021

To Our Stockholders:

NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders (the “Annual Meeting”), of NanoViricides, Inc. (the “Company” or “NanoViricides”) will be held on November 20, 2021, at 10:00 a.m., Eastern Daylight Time, at the Hampton Inn & Suites Stamford, 26 Mill River Street, Stamford, CT, 06902, for the following purposes:

1.            To re-elect Anil Diwan as a Class I director for a two-year term expiring at the 2023 annual meeting of stockholders and until their successor is duly elected and qualified or until their earlier resignation or removal (Proposal 1);

2.            To conduct an advisory vote on the frequency of advisory vote on compensation of the Company’s Named Executive Officers (Proposal 2);

3.           To approve an award of 10,204 shares of Series A Convertible Preferred Stock to Dr. Anil Diwan in connection with the extension of his employment as the Company’s President (Proposal 3); and

4.           To ratify the appointment of EisnerAmper, LLP, the Company’s independent registered accounting firm for the fiscal year ending June 30, 2022 (Proposal 4)

5.            To transact such other business as may properly come before the Annual Meeting, including to consider any procedural matters incident to the conduct of the Annual Meeting, such as the postponement of the Annual Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting. Please note that you will be asked to present the admission ticket attached to the accompanying proxy card, plus proof that you are a shareholder of the Company, as well as a valid picture identification, such as a driver’s license or passport, in order to attend the Annual Meeting. The use of cameras, recording devices and other electronic devices will be prohibited at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of common stock you own, you are requested to sign, date and return the enclosed proxy card promptly. Any shareholder of record who submits a proxy card retains the right to revoke such proxy card by: (i) submitting a written notice of such revocation to the President of the Company so that it is received no later than 5:00 p.m. (New York City time) on November 19, 2021; (ii) submitting a duly signed proxy card bearing a later date than the previously signed and dated proxy card, and clearly marked as “REVISION”, to the Secretary of the Company so that it is received no later than 5:00 p.m. (New York City time) on November 19, 2021; or (iii) attending the Annual Meeting and voting in person thereat the shares represented by such proxy card. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a completed, signed and dated proxy card previously returned. All such later-dated proxy cards or written notices revoking a proxy card should be sent to NanoViricides, Inc., 1 Controls Drive, Shelton, Connecticut 06484, c/o Secretary. If you hold shares in street name, you must contact the firm that holds your shares to change or revoke any prior voting instructions.

Please read carefully the enclosed Proxy Statement, which explains the proposals to be considered by you and acted upon at the Annual Meeting.

The Company’s Board of Directors (the “Board of Directors”) has fixed the close of business on September 27, 2021, as the record date for the determination of holders of record of the Company’s common stock entitled to notice of, and to vote at, the Annual Meeting. A list of shareholders of record of the Company as of the record date will remain open for inspection during the Annual Meeting until the closing of the polls thereat.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet allows us to provide our stockholders with the information they need, while reducing our printing and mailing costs and the environmental impact of our Annual Meeting. The Notice of Internet Availability of Proxy Materials (the “Notice”) that you received in the mail contains instructions on how to access this proxy statement and the 2021 Annual Report and vote online. The Notice also includes instructions on how you can request a paper copy of the annual meeting materials. If you want more information, please see the Questions and Answers section of this proxy statement or visit www.proxyvote.com. Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice you received in the mail.

By Order of the Board of Directors

/s/ Anil Diwan
Name: Anil Diwan
Title: Chairman of the Board of Directors

October 11, 2021

NANOVIRICIDES, INC.
1 Controls Drive
Shelton, Connecticut 06484

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

November 20, 2021

INTRODUCTION

Proxy Solicitation and General Information

This Proxy Statement and the enclosed form of proxy card (the “Proxy Card”) are being furnished to the holders of common stock, par value $0.001 per share, of NanoViricides, Inc., a Nevada corporation (which is sometimes referred to in this Proxy Statement as “NanoViricides, Inc.,” “NanoViricides,” the “Company,” “we,” “us” or “our”), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on November 20, 2021, at 10:00 a.m., Eastern Daylight Time, at the Hampton Inn & Suites Stamford, 26 Mill River Street, Stamford, CT, 06902, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, stockholders will be asked to vote for:

1.            To re-elect Anil Diwan as a Class I director for a two-year term expiring at the 2023 annual meeting of stockholders and until their successor is duly elected and qualified or until their earlier resignation or removal (Proposal 1);

2.            To conduct an advisory vote on the frequency of advisory vote on compensation of the Company’s Named Executive Officers (Proposal 2);

3.           To approve an award of 10,204 shares of Series A Convertible Preferred Stock to Dr. Anil Diwan in connection with the extension of his employment as the Company’s President (Proposal 3); and

4.           To ratify the appointment of EisnerAmper, LLP, the Company’s independent registered accounting firm for the fiscal year ending June 30, 2022 (Proposal 4)

5.            To transact such other business as may properly come before the Annual Meeting, including to consider any procedural matters incident to the conduct of the Annual Meeting, such as the postponement of the Annual Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Annual Meeting.

The Board of Directors has fixed the close of business on September 27, 2021, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Each such stockholder will be entitled to one vote for each share of common stock held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.

Proxies and Voting

Stockholders are requested to complete, sign, date and promptly return the enclosed Proxy Card in the enclosed envelope. Proxy Cards that are not revoked will be voted at the Annual Meeting in accordance with instructions contained therein.

If a Proxy Card is signed and returned without instruction, the Shares will be voted FOR the Board’s recommendations.

Voting

Most beneficial owners whose stock is held in street name do not receive the Proxy Card. Instead, they receive voting instruction forms or proxy ballots from their bank, broker or other agent. Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker or other agent.

Our Board of Directors has selected Anil Diwan and Meeta Vyas, and each of them, to serve as “Proxyholders” for the Annual Meeting. Proxy Cards that are not revoked will be voted at the Meeting in accordance with instructions contained therein.

Revocation of Proxy

Any shareholder of record who so desires may revoke its previously submitted Proxy Card at any time before it is voted at the Meeting by: (i) submitting a written notice of such revocation to us at NanoViricides, Inc., 1 Controls Drive, Shelton, Connecticut 06484, c/o Secretary, so that it is received no later than 5:00 p.m. (New York City time) on November 19, 2021; (ii) duly executing and delivering a Proxy Card bearing a later date than the previously signed and dated proxy card, and clearly marked as “REVISION”, to the Secretary of the Company so that it is received no later than 5:00 p.m. (New York City time) on November 19, 2021; or (iii) attending the Annual Meeting and casting a revised ballot in person thereat the shares represented by such proxy card. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a completed, signed and dated proxy card previously returned. If you hold shares in street name, you must contact the firm that holds your shares to change or revoke any prior voting instructions.

Voting on Other Matters

The Board of Directors knows of no other matters that are to be brought before the Annual Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy Card or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote

Only stockholders as of the close of business on September 27, 2021 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of September 27, 2021, there were 11,515,170 shares of our common stock outstanding and entitled to vote, with each share entitled to one vote. In addition, there were 481,694 shares of our Series A Convertible Preferred Stock outstanding and entitled to vote, which vote at the rate of 9 votes per share, for a total of 4,335,248 additional votes for an aggregate of 15,850,418 total votes. See “Beneficial Ownership of Company Common Stock By Directors, Officers and Principal Stockholders” for information regarding the beneficial ownership of our common stock by our directors, executive officers and stockholders known to us to beneficially own 5% or more of our common stock.

Quorum; Required Votes

The presence at the Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of voting stock entitled to vote constitutes a quorum for this Meeting.

Abstentions and “broker non-votes” are counted as present for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee such as a bank, broker or other agent holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Nominees may have such discretion to vote absent instructions with respect to certain “routine” matters, such as the ratification of an independent registered accounting firm, but not with respect to matters that are considered “non-routine,” such as the election of directors or an advisory vote on executive compensation or the approval of executive compensation awards. Accordingly, without voting instructions from you, your broker will be unable to vote your shares on Proposal 1, 2 or 3.

Each share of NanoViricides common stock entitles the holder to one vote on each matter presented for stockholder action. In addition, each share of Series A Preferred stock is entitled to 9 votes on each matter presented for stockholder action.

Vote by a plurality of the shares voting is required for the approval of Proposal 1 (the election of directors). The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required for the approval of Proposal 2 (the advisory vote on the frequency of the vote on executive compensation), Proposal 3 (the vote to approve shares of Series A Convertible Stock being granted to Dr. Anil Diwan in connection with the extension of his employment as the Company’s President) and Proposal 4 (the appointment of the independent registered accounting firm).

Shares as to which authority is withheld and broker non-votes are not counted toward Proposal 1 (the election of directors). Abstentions and broker non-votes will not be counted as either votes cast for or against Proposal 2 (the advisory vote frequency of advisory vote on executive compensation) or Proposal 3 (the vote to approve shares of Series A Convertible Stock being granted to Dr. Anil Diwan in connection with the extension of his employment as the Company). Abstentions will have the effect as a vote against Proposal 4 (the ratification of the appointment of the independent registered accounting firm).

An Inspector of Elections appointed by NanoViricides will tabulate votes at the Meeting.

Proxy Solicitation; Expenses

NanoViricides will bear the costs of the solicitation of proxies for the Meeting. Our directors, officers and employees may solicit proxies from stockholders by mail, telephone, telegram, e-mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of our common stock held of record by them and such parties will be reimbursed for their reasonable expenses.

Voting Confidentiality

Proxy Cards, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to unrelated third parties except as required by law.

Appraisal Rights

Stockholders will have no rights of appraisal under the Nevada Revised Statutes in connection with the proposals to be considered at the Meeting.

IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS’ INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY CARD AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. YOUR PRESENCE AT THE MEETING WILL NOT AUTOMATICALLY REVOKE YOUR PROXY CARD. PLEASE RETURN YOUR EXECUTED PROXY CARD PROMPTLY.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Amended and Restated Bylaws provide that our Board of Directors will consist of not less than two and not more than seven members, with such number to be fixed by the Board of Directors. There are currently five members of our Board of Directors. The directors are divided into three classes. Each director serves for a term of two years. The class of directors with a term expiring at this annual meeting consists of one director. At the Annual Meeting, the Class I director will be elected to serve for a term of two years expiring at the 2023 annual meeting of stockholders and until a successor is duly elected and qualified or until their earlier resignation or removal.

Except as otherwise specified or in the case of broker non-votes, each Proxy Card received will be voted for the election of the nominee for a two-year term expiring at the 2023 annual meeting of stockholders and until a successor is duly elected and qualified or until their earlier resignation or removal. The nominee named below has been nominated by the Board of Directors and has consented to be named nominee in this Proxy Statement and to serve as a director, if elected. Should the nominee become unable or unwilling to accept a nomination for election, the person named in the enclosed Proxy Card will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with our Amended and Restated By-laws.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focused primarily on the information discussed in each of the nominee’s individual biographies set forth below, which contains information regarding the person’s service as a director, business experience, and director positions held currently or at any time during the last five years.

Director Nominee Biographical Information

The age and principal occupation for the past five years of the person nominated as director is set forth below:

Class I Director

Anil Diwan, PhD, age 63, has been President and the Chairman of the Board of Directors of the Company since consummation of the merger on June 1, 2005. Dr. Diwan simultaneously therewith and since its formation, has also served as the Chief Executive Officer and Director of AllExcel, Inc. (from 1995 to the present) and TheraCour Pharma, Inc. (from 2004 to the present) and is the original inventor of the technologies licensed to NanoViricides Inc., as well as the TheraCour polymeric micelle technologies and products based on them. Since 1992, he has researched and developed TheraCour nanomaterials. Dr. Diwan was the first to propose the development of novel pendant polymers for drug delivery that led to an explosion of research in pharmacological applications of polymeric micelles. Anil has won over 12 NIH SBIR grants. Dr. Diwan holds several issued patents, and three international patent applications in various stages of prosecution in a number of countries, and has made intellectual property depositions of several additional patentable discoveries with the patent attorney. Dr. Diwan has been intimately involved in the Company’s Scientific as well as Business Affairs, including, but not limited to development of external collaborations as well as financings. Dr. Diwan spear-headed the up-listing of the Company to NYSE-American exchange in 2013. Dr. Diwan has held several scholastic distinctions, including an All-India 9th rank on the Joint Entrance Examination of all IIT’s. He holds a Ph.D. in Biochemical Engineering from Rice University (1986) and B.S. in Chemical Engineering from Indian Institute of Technology (IIT) Bombay (1980).

The Company believes that Dr. Diwan’s business and technology experience plus his status as creator of the Company’s technologies render him uniquely qualified to serve as a director of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ABOVE-NAMED DIRECTOR NOMINEES.

Proposal 2

advisory vote on frequency of advisory vote on executive compensation

As required by Section 14A of the Exchange Act, the Company is also providing our stockholders with a non-binding advisory vote on how often, over the next six years, stockholders should be asked to provide a non-binding vote on executive compensation such as the advisory vote on executive compensation provided for in Proposal 2 above. Stockholders may choose whether such a vote should be presented at future Annual Meetings of Stockholders every year, every two years, or every three years, or they may abstain from voting. Six years from now, the stockholders will have the opportunity to revisit this question and again vote on the frequency with which there should be a say-on-pay vote.

After careful consideration of this proposal, the Board of Directors has determined that a say-on-pay vote that occurs every three years is the most appropriate alternative for the Company and stockholders, and therefore the Board recommends that you vote for a three-year interval for the say-on-pay vote.

The Board recommends a three-year frequency for the following reasons:

•	A three-year frequency for the say-on-pay vote is consistent with the long-term nature and focus of our executive compensation program.

•	A three-year frequency will provide the Compensation Committee of the Board with a sufficient period to communicate with stockholders and respond to the result of the say-on-pay vote.

•	A three-year frequency will provide investors sufficient time to evaluate the effectiveness of our short and long term compensation strategies and the related business outcome of the Company.

The Board will consider the results of this vote when deciding how often a say-on-pay vote will be requested from the Company’s stockholders in the future, but because this vote is advisory and not binding on the Company, the Compensation Committee or the Board in any way, the Compensation Committee or the Board of Directors may decide that it is in the best interest of the stockholders and the Company to hold an advisory vote an executive compensation more or less frequently than the option approved by the stockholders.

THE BOARD RECOMMENDS YOU VOTE FOR HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY “THREE YEARS”.

Proposal 3

To approve an award of Convertible Preferred Stock to Dr. Anil Diwan in connection with the extension of his employment as the Company’s President

On September 14, 2021, the Company entered into an extension of the Employment Agreement of Dr. Anil R. Diwan to continue as the Company’s President effective July 1, 2021. Pursuant to the terms of the Agreement, Dr. Diwan will receive an annual base salary of  $400,000, will be entitled to participate in all benefits the Company provides for its employees and executive officers. In addition, as an incentive toward the ultimate success of the Company, the Company prorated an award of 10,204 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Shares”) which will be fully vested on June 30, 2022 and shall be deemed partially vested at 25% for each quarter in quarterly installments following September 14, 2021. The Company will also maintain a life insurance policy in the amount of  $2,000,000 on behalf of Dr. Diwan of which $1,000,000 will be assignable to the Company and the balance to Dr. Diwan’s estate. Pursuant to the rules of the Exchange, we are required to obtain the approval of our shareholders prior to issuing the Series A Shares.

About the Series A Convertible Preferred Stock

The Series A Preferred Stock is convertible, solely upon a “change of control”, into shares of our Common Stock at the rate of three and one-half shares of Common Stock per share of Series A converted. For the purposes of conversion of the Series A, change of control is defined as (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Series A Preferred Stock and the Securities issued together with the Series A Preferred Stock), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its Intellectual Property to another Person and the stockholders of the Company prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (c) above. The Series A Preferred Stock votes at the rate of nine votes per share of Series A, together with the Common Stock, on all matters to which shareholders of the Company are entitled to vote. Holders of the Series A Preferred Stock are not entitled to receive dividends or any liquidation preference upon the liquidation, dissolution, or winding up of the Company.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE APPROVAL OF THE
ISSUANCE OF THE SERIES A PREFERRED SHARES TO DR. DIWAN.

Proposal 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon recommendation of the Audit Committee, desires to continue the services of EisnerAmper LLP for the fiscal year ending June 30, 2022. Accordingly, the Board of Directors recommends that at the Annual Meeting the stockholders ratify the appointment by Board of Directors of EisnerAmper LLP to audit the financial statements of the Company for the current fiscal year ending June 30, 2022. Representatives of that firm are expected to be available at the Annual Meeting, shall have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by stockholders is not required by our Amended and Restated Bylaws or applicable law, the Board of Directors has determined that requesting ratification by stockholders of its selection of EisnerAmper LLP as our independent registered public accounting firm is a matter of good corporate practice. In the event the stockholders do not ratify the appointment of EisnerAmper LLP, the appointment will be reconsidered by the Board of Directors. Even if the selection is ratified, the Board of Directors, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees for professional services rendered for NanoViricides by EisnerAmper LLP for the fiscal years ended June 30, 2021 and 2020, were:

	Fiscal 2021	Fiscal 2020
Audit Fees	$206,9601	$266,7600
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	$-	-
Total	$206.960	$266,760

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2022.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Annual Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the Proxy Card.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY DIRECTORS,
OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of September 27, 2021, certain information regarding the beneficial ownership of the Company’s Common Stock and Series A Convertible Preferred Stock outstanding by (i) each person known to us to own or control 5% or more of our Common Stock, (ii) each of our directors and nominees, (iii) each of our “Named Executive Officers” (as defined in Item 402(a)(3) of Regulation S-K) and (iv) our current Named Executive Officers and directors and nominees as a group. Unless otherwise indicated, each person named in the table below has sole voting and investment power with respect to the shares beneficially owned.

	Common Stock			Series A Convertible Preferred Stock(1)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(2)	Percent of Class(2)		Amount and Nature of Beneficial Owner(2)	Percent of Class(2)	Percent of Voting Power(3)
TheraCour Pharma, Inc.(4)	470,959	4.1%		300,000	62.3%	20.0%
Anil Diwan(4)(5)	94,471	0.1%		96,275	20.0%	6.0%
Stanley Glick	12055	*	%	0	0	*	%
Meeta Vyas(6)	7,352	*	%	12,496	2.6%	0.8%
Makarand Jawadekar	4,532	*	%	0	0	*	%
Theodore Rokita	4,005	*	%	0	0	*	%
Brian Zucker	2,782	*	%	0	0	*	%
All Directors and Executive Officers as a Group (6 persons)	595,698	4.2%		408,771	84.9%	26.8%

(1)        The Series A Convertible Preferred Shares (the “Series A”) vote at the rate of nine shares of Common Stock per each share of Series A and is convertible into three and one half shares of Common Stock upon a change in control of the Company.

(2)        For each shareholder, the calculation of percentage of beneficial ownership is based upon 11,515,170 shares of Common Stock and 481,694 shares of Series A Preferred Stock outstanding, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

(3)        Amount stated reflects the number of votes held on all matters submitted to a vote of our stockholders.

(4)        Anil Diwan, the Company’s President and Chairman, also serves as the CEO and Director of TheraCour Pharma Inc. and owns approximately 90% of the outstanding capital stock of TheraCour. Anil Diwan has both investment and dispositive power over the NanoViricides shares held by TheraCour Pharma, Inc.

(5)        Does not include 1,520,959 shares of common stock owned by TheraCour Pharma, Inc. after including the Series A preferred stock on an as converted basis which votes at the rate of nine votes per share and is convertible into shares of Common Stock, solely upon a change of control of the Company, at the rate of three and one-half shares of common stock for each Share of Series A Preferred Stock (the “Series A Preferred Stock”), over which Dr. Diwan holds voting and dispositive power on an as converted basis. Does not include 86,074 shares of Series A Preferred Stock. Does not include the beneficial ownership of the securities held by Meeta Vyas, the wife of Anil Diwan, over which Dr. Diwan disclaims beneficial ownership and voting and dispositive control.

(6)        Includes 1,072 shares held by Connect Capital LLC, over which Ms. Vyas holds voting and dispositive power. Does not include 12,496 shares of Series A Preferred Stock. Does not include the beneficial ownership of the securities held by Anil Diwan, the husband of Ms. Vyas, or TheraCour over which Ms. Vyas disclaims beneficial ownership and voting and dispositive control.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the name, age and position of each of our directors and executive officers as of September 27, 2021.

Name	Age	Position

Anil Diwan	63	President, Chairman of the Board of Directors

Stanley Glick (1)(2)(3)	85	Director, Independent

Makarand Jawadekar (2)(3)	70	Director, Independent

Todd Rokita (1)(2)(3)	51	Director, Independent

Brian Zucker (1)(2)(3)	59	Director, Independent

Meeta Vyas	63	Chief Financial Officer

(1)	Audit Committee
(2)	Compensation Committee
(3)	Nominating and Corporate Governance Committee

Our Amended and Restated Bylaws provide that our Board of Directors will consist of not less than two or more than seven members, with such number to be fixed by the Board of Directors and there are currently four members of our Board of Directors, three of which are independent. The directors are divided into three classes and according to our Bylaws the Directors must be divided evenly among the three classes.

Our executive officers are elected by, and serve at the discretion of, our Board of Directors. Dr. Diwan and Ms. Vyas are married. There are no other family relationships between our executive officers and any director of the Company. The business experience for the past five years (and, in some instances, for prior years) of each of our executive officers and directors is as follows:

Anil Diwan, PhD, age 63, has been President and the Chairman of the Board of Directors of the Company since consummation of the merger on June 1, 2005 and Executive Chairman in February 2019. Dr. Diwan simultaneously therewith and since its formation, has also served as the Chief Executive Officer and Director of AllExcel, Inc. (from 1995 to the present) and TheraCour Pharma, Inc. (from 2004 to the present) and is the original inventor of the technologies licensed to NanoViricides Inc., as well as the TheraCour polymeric micelle technologies and products based on them. Since 1992, he has researched and developed TheraCour nanomaterials. Dr. Diwan was the first to propose the development of novel pendant polymers for drug delivery that led to an explosion of research in pharmacological applications of polymeric micelles. Anil has won over 12 NIH SBIR grants. Dr. Diwan holds several issued patents, and three PCT international patent applications in various stages of prosecution in a number of countries, and has made intellectual property depositions of several additional patentable discoveries with the patent attorney. Dr. Diwan has held several scholastic distinctions, including an All-India 9th rank on the Joint Entrance Examination of all IIT’s. He holds a Ph.D. in Biochemical Engineering from Rice University (1986) and B.S. in Chemical Engineering from Indian Institute of Technology (IIT) Bombay (1980). The Company concluded Dr. Diwan’s experience plus his status as creator of the Company’s technologies render him uniquely qualified to serve in these capacities.

Stanley Glick, CPA, age 85, was appointed as an independent Director and as chair of the Audit Committee of the Company on June 22, 2012. Mr. Glick has over forty years of experience in his long career of providing auditing, accounting, tax, and management advisory services, to clients in various industries. Mr. Glick has been a member of several Boards of Directors for not-for-profit organizations in the Westport, CT area. In particular, he has served as a Director and member of Audit Committee of “A Better Chance” of Westport, CT, from 2000 to 2005. From 1977 until present, Mr. Glick has managed an independent practice as a Certified Public Accountant in Connecticut and New York States. Prior to forming his own CPA firm, Mr. Glick was employed by local and regional CPA firms where he performed and supervised audits and financial reporting. Mr. Glick is a member of the American Institute of Certified Public Accountants, The Connecticut Society of Certified Public Accountants, and the New York State Society of Certified Public Accountants. He holds a Bachelor of Business Administration degree in Accounting from Baruch College of Business (now Baruch College of the City University of New York). Mr. Glick is married and lives in Trumbull, CT. We concluded that Mr. Glick’s broad business, accounting and auditing experience meets the criteria of an independent director and an “audit committee Financial Expert.

Makarand “Mak” Jawadekar, age 70, has over 35 years of experience in the pharma industry spanning both business and research activities. Dr. Jawadekar has extensive experience in joint ventures, alliance management, contracting, outsourcing, benchmarking, performance metrics, pharmaceutical research and development, drug delivery technologies, formulations, clinical supply manufacturing and packaging, clinical trial materials, pharmaceutics, and pharmaceutical sciences. He also has deep knowledge and global experience working across the United States, Europe, India, and other parts of Asia, including Japan and China. He has helped create several pharma R&D partnerships, joint ventures, and collaborations during his career.

The Company believes Dr. Jawadekar’s long history as a pharmaceutical and biotech professional, particularly in alliance development and management, in business strategy, and in pharmaceutical sciences and CMC in drug delivery, render him well qualified to serve as an independent member of the Board of Directors.

Theodore Edward (“Todd”) Rokita, age 51, currently serves as co-owner and General Counsel and Vice President of External Affairs, Apex Benefits Group, Inc. where he serves as a member of the executive team and the corporate board. He is responsible for legal strategies, including litigation, acquisitions and other matters, primarily involving ERISA and employment laws, and is responsible for the regulatory compliance of Apex’s clients. In his role, he serves as the public face of the company and is responsible for external messaging, events, and other outreach functions. Mr. Rokita was elected to the United States Congress as a Representative from the State of Indiana, serving four terms from 2011 to 2019. As a member of the US Congress, he served as the Chairman, House Subcommittee on Early Childhood, Elementary, and Secondary Education, as the Vice Chairman, House Committee on the Budget, as a Member, House Committee on Education and the Workforce (Health, Employment, Labor and Pensions subcommittee), as a Member, House Committee on Transportation and Infrastructure, (aviation, railroad, and pipeline subcommittees), as a Member, Committee on House Administration (2011-2014), as a Member, Steering Committee (2011-2012) (elected by peers to make their committee assignments), and also as a Director, Republican Study Committee (2014- 2019) (group affecting policy direction and tactics). Prior thereto Mr. Rokita served as the Secretary of State, Indiana, from 2003 to 2011) and as Chief Operating Officer and General Counsel, Office of Indiana Secretary of State from 2000-2002. Mr. Rokita serves or has served as a Member of the Board of Directors on a number of commercial and charitable institutions, among them: Aircraft Owners and Pilots Association Foundation, (2014-Present); Achieve International, Indianapolis, IN (helping troubled teens), (2012-2018); Saint Vincent Hospital Foundation, (2011-2013); Indiana Council for Economic Education, (2004-2010). Mr. Rokita also serves or has served as an Advisory Board Member for several institutions, among them: Merchandise Warehouse, Inc. Indianapolis, IN, (2019-Present); WishBone Medical, Inc., Warsaw, IN, (2019-Present); and Acel 360, Inc., Reston, VA Advisory Board member (2019-Present). Mr. Rokita has also served as a Member, Board of Trustees of Saint Joseph’s College, Rensselaer, IN, (2007-2017). In addition to his public service, Mr. Rokita is involved as a Volunteer for the Veterans Airlift Command and Angel Flight, Volunteer (2011- Present), actively flying missions for Veterans Airlift Command and other similar non-profits dedicated to providing free air transportation to children and post-9/11 combat wounded veterans and their families for medical and other compassionate purposes. Mr. Rokita holds a Bachelor of Arts degree from Wabash College in Crawfordsville, Indiana, where he was an Eli Lilly Fellow and a Juris Doctor from IUPUI's Indiana University Robert H. McKinney School of Law.

The Company believes Mr. Rokita's long history as an executive and as a board member of a number of institutions and his long record of public service, uniquely qualifies him to serve as a member of the Company's Board of Directors.

Brian Zucker, age 59, currently serves as a Director of the Company. Since October 2011, Mr. Zucker has been a Partner at CFO Financial Partners, LLC, a firm that provides outsourced CFO (Chief Financial Officer), Controller and Financial Operations services as well as back office reporting and bookkeeping services for public and private companies, broker dealers, hedge funds, and family offices and high net worth individuals, among others. Mr. Zucker also serves as the CFO and Financial Operations Principal for numerous broker dealers and hedge funds. In addition to and simultaneously therewith, Mr. Zucker has served as a Partner at RRBB Accountants & Advisors, (aka Rosenberg Rich Baker Berman & Co.), a full-service accounting, advisory and consulting firm located in Central New Jersey. Mr. Zucker has over thirty years of experience as a CPA specializing in the securities industry. From 1983 through 1986, Mr. Zucker was a Senior Consultant at Deloitte Haskins and Sells and at Price Waterhouse from January 1987 through September 1989. He has previously served as the President and Chairman of Atlantis Business Development Corp. (ABDV), CFO of Natcore Solar Technology, Inc. (NTCXF) and as a Managing Director of American Frontier Financial Corp. (EVIS). Since May 2018, he has been serving as the CFO of EIG Energy Partners Capital Markets, LLC. Brian holds a CPA in States of New Jersey and New York, and holds several FINRA licenses. He is on the Board of Directors of National Investment Banking Association (NIBA). Mr. Zucker obtained a B.S. in Public Accounting from Pace university.

Meeta Vyas, SB, MBA, age 63, has served as the Company’s Chief Financial Officer since May 13, 2013. Ms. Vyas has over twenty-five years of experience in performance and process improvement of both publicly listed companies and non-revenue producing entities, in areas ranging from Finance and Operations to Strategy and Management. Meeta holds the distinction of being the first Indian woman to be named CEO of a publicly listed U.S. corporation, Signature Brands, Inc., best known for “Mr. Coffee” and “Health-O-Meter” brand products. As CEO, acting COO and Vice Chairman of the Board of Signature Brands, Inc., she was responsible for the development and implementation of a turnaround plan, resulting in Signature’s return to profitability and growth. Later, as the CEO of the World-Wide Fund for Nature - India (WWF-India) and then as a Vice President of the National Audubon Society (USA), both not-for-profit, non-revenue generating entities, Meeta successfully raised unrestricted funding that significantly exceeded annual requirements and also instituted financial processes to measure a variety of performance metrics. Earlier in her career, she was responsible for designing the strategy and initiating the implementation plan for the highly successful information technology outsourcing program at General Electric (“GE”). Also at GE, Ms. Vyas ran GE Appliances’ Range Products business unit having revenues exceeding $1 Billion where her team doubled operating income in less than two years. Prior to that, as a management consultant with McKinsey and Company, she served publicly listed companies in chemicals, industrial, and technology markets, primarily focusing on growth strategies, valuations, post-merger integrations, and logistics operations. Ms. Vyas is married to Anil Diwan, the Company’s President and Chairman and principal shareholder of TheraCour Pharma, Inc. Ms. Vyas holds a MBA in Finance from Columbia University’s Graduate School of Business, and a SB in Chemical Engineering from the Massachusetts Institute of Technology.

Dr. Diwan and Ms. Vyas are married. There are no other family relationships between our executive officers and any director of the Company.

Director Independence

Our Common Stock is listed on the NYSE American under the symbol NNVC. Under the rules of the NYSE American, a majority of a listed company’s board of directors must be comprised of independent members. In addition, the rules of the NYSE American require that all of our audit committee, compensation committee and nominating and corporate governance committee members be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of the NYSE American, a director will only qualify as an “independent director” if, in the opinion of the company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board of Directors has determined that Dr. Jawadekar, Mr. Rokita and Mr. Glick, or three of our four, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the NYSE American.

Our board of directors also determined that Mr. Zucker, Mr. Rokita and Mr. Glick, who compose our audit committee, together with Dr. Jawadekar, composing the compensation committee, and our nominating and corporate governance committee, each satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and the NYSE American. In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. We intend to comply with all size and independence requirements for committees within the applicable time periods.

EXECUTIVE COMPENSATION

The following table reflects all forms of compensation for the years ended June 30, 2021, 2020 and 2019:

Name and Principal Position	Year	Salary	Bonus ($)	Stock Award(s) ($)	Option Awards(#)	All Other Compensation ($)	Total ($)
Anil Diwan	2021	$400,000	$—	$182,614		$—	$582,614
CEO, President, Director	2020	$400,000	$—	$189,038		$—	$589,038
	2019	$400,000	$-	$189,038		$—	$589038

Meeta Vyas	2021	$129,600	$—	$24,548	—	$—	$153,548
CFO	2020	$129,600	$—	$20,869	—	$—	$150,469
	2019	$129,600	$—	$24,488	—	$—	$154,088

Irach Taraporewala	2021	$—	$—	$—	—	$—	$—
Ex-CEO	2020	$—	$—	$—	—	$—	$—
	2019	$144,783	$72,000	$11,920	15,000	$—	$228,703

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of June 30, 2021.

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Anil Diwan, President and Director	—	—	$—	—	—	—	—	—

Todd Rokita	—	—	$—	—	—	—	—	—

Makarand Jawadekar	—	—	$—	—	—	—	—	—

Brian Zucker	—	—	$—	—	—	—	—	—

Irach Taraporewala	5,000	5,000	$10.00	09/01/2021	10,000	—	—	—

Stanley Glick	—	—	$—	—	—	—	—	—

Meeta Vyas	—	—	$—	—	—	—	—	—

Equity Compensation Plan Information

The NanoViricides, Inc. Executive Equity Incentive Plan (the “2018 Plan”) was adopted to assist the Company in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us, by enabling such persons to acquire or increase a proprietary interest in the Company. The 2018 Plan provides for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, reload options, and other stock-based awards. Performance awards may be based on the achievement of certain business or personal criteria or goals, as determined by the Committee. The total number of shares of our Common Stock that may be subject to the granting of awards under our 2018 Plan is equal to 250,000 shares of Common Stock and 100,000 shares of our Series A Preferred Stock. To date, no shares of Common Stock or Series A Preferred Stock have been issued under the 2018 Plan.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

Employment Agreements and Severance Agreements

On September 14, 2021 2018 the Company and Dr. Diwan, President and Chairman of the Board of Directors, entered into an extension of employment agreement effective July 1, 2020 for a term of one year. Dr. Diwan will be paid an annual base salary of $400,000. Additionally, Dr. Diwan was awarded a grant of 10,204 shares of the Company’s Series A Preferred Stock to vest equally on a quarterly basis. Any unvested shares are subject to forfeiture. If Dr. Diwan is terminated without cause (cause defined as fraud, embezzlement, theft, commission of a felony or having been proven to have made an intentional unauthorized disclosure), the Company is required to pay him six months’ salary as severance. The Agreement also provides that Dr. Diwan shall be indemnified to maximum allowable extent permitted under the laws of the State of Nevada including reimbursement for independent counsel related to duties and obligations provided for the Company unless such action was determined to be in bad faith or a deliberate act of dishonesty. The agreement also provides customary provisions or reimbursement, non-disclosure, confidentiality and other terms.

On July 11, 2018 the Company and Dr. Diwan, President and Chairman of the Board of Directors, entered into an extension of employment agreement effective July 1, 2018 for a term of three years. Dr. Diwan’s will be paid an annual base salary of $400,000. Additionally, Dr. Diwan was awarded a grant of 26,250 shares of the Company’s Series A Preferred Stock. 8,750 shares vest equally on June 30, 2019, 2020 and 2021. Any unvested shares are subject to forfeiture. If Dr. Diwan is terminated without cause (cause defined as fraud, embezzlement, theft, commission of a felony or having been proven to have made an intentional unauthorized disclosure), the Company is required to pay him six months’ salary as severance. The Agreement also provides that Dr. Diwan shall be indemnified to maximum allowable extent permitted under the laws of the State of Nevada including reimbursement for independent counsel related to duties and obligations provided for the Company unless such action was determined to be in bad faith or a deliberate act of dishonesty. The agreement also provides customary provisions or reimbursement, non-disclosure, confidentiality and other terms.

On March 3, 2010, the Company entered into an employment agreement with Dr. Randall Barton to serve as Chief Scientific Officer.  The employment agreement provided for a term of four years with a base salary of $150,000.  In addition, the Company issued 1,786 shares of common stock upon entering into the agreement, and will issue an additional 1,786 shares of common stock on each anniversary date of the agreement. The Compensation Committee of the Board of Directors has extended the current provisions of the employment agreement pending its review of current industry compensation arrangements and employment agreements.

The Company and Dr. Irach Taraporewala, entered into an employment agreement effective September 1, 2018 for Dr. Taraporewala to serve as the Company’s Chief Executive Officer, for a term of three years. The terms were for an annual base salary of $360,000. Additionally, Dr. Taraporewala was awarded a grant of 15,000 options to purchase shares of the Company’s Common Stock. 5,000 options vested on September 1, 2018 and the remainder of the options were to vest over the two-year vesting period, subject to forfeiture. On January 24, 2019, Dr. Taraporewala resigned as the Chief Executive Officer and the Company and Dr. Taraporewala agreed that Mr. Taraporewala would become a consultant for the Company for a period of two years. In connection with his resignation and new consulting services, the Company and Dr. Taraporewala entered into a Confidential Separation and Consulting Agreement and General Release pursuant to which the Company will pay Dr. Taraporewala monthly consulting payments of three thousand dollars ($3,000) from February 1, 2019, the effective date of the Agreement, through January 31, 2021. The agreement includes a general release of claims against the Company, obligations of confidentiality, non-disclosure, non-disparagement and other customary provisions found in similar agreements.

On May 30, 2013, the Company entered into an Agreement with Meeta Vyas to serve as its Chief Financial Officer.  The agreement provided for a term of three years with a base compensation of $9,000 per month and 129 shares of Series A Preferred Stock, also on a monthly basis. On January 1, 2015, her compensation was increased to $10,800 per month, and the Agreement was extended to renew automatically annually. The agreement provides that Ms. Vyas may resign upon 90 days prior written notice and the Company may terminate the Agreement at any time but if the Agreement is terminated by the Company without cause it is required to compensate Ms. Vyas through the balance of the term. The agreement also provides customary provisions or reimbursement, non-disclosure, confidentiality and other terms. The Compensation Committee of the Board of Directors has extended the current provisions of the Agreement pending its review of current industry compensation arrangements and employment agreements.

Compensation of Directors

The Company’s non-executive directors receive cash retainers of  $25,000.00 as follows: $5,000.00 for the first three fiscal quarters and $10,000.00 for the fourth fiscal quarter, including Audit Committee meetings and the Annual Meeting of Stockholders. Directors also receive shares equal to $15,000, payable in equal, quarterly portions. The Company also reimburses directors for expenses incurred in their service to the Board of Directors.

Any executive who is also a Director does not receive any additional compensation for the services as a Director.

The following table presents information regarding compensation awarded or paid to our independent directors for our fiscal years ended June 30, 2021 for the services rendered by them to the Company in all capacities.

Name(1)	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)	All other compensation ($)	Total ($)
Stanley Glick	$25,000	$15,000	—	—	$40,000
Makarand “Mak” Jawadekar	$25,,000	$15,000	—	—	$40,000
Todd Rokita	$25,000	$15,000	—	—	$40,000
Brian Zucker	$25,000	$11,250			$36,250

(1)	The dollar amounts reported in this column represent the aggregate grant date fair value for financial statement reporting purposes as calculated in accordance with FASB ASC Topic 718. These amounts reflect our accounting expense for these stock options and do not represent the actual economic value that may be realized by each applicable non-employee director. The number of outstanding shares of Common Stock held by each non-employee director as of June 30, 2021 were:, Mr. Glick (12,055), Dr. Jawadekar (4,532), Mr. Rokita (4,005) and Mr. Zucker (2,782).

Compensation of Scientific Advisory Board

The Company anticipates holding four Scientific Advisory Board meetings per annum. As compensation, each member of the Scientific Advisory Board (SAB) will be granted 572 warrants each quarter to purchase the Company’s Common Stock at 120% of the Company’s closing stock quote on the day following the meeting. Should the Company not call a quarterly meeting, quarterly warrants will be granted on May 15, August 15, November 15, and February 15. The warrants have a four-year expiration date. In addition, the Company will reimburse each SAB member for travel and other out-of-pocket expenses incurred in the course of performing their services. For the years ended June 30, 2021, 2020 and 2019, the SAB was granted a total of 2,288, 2,286 and 2,287 of stock warrants, respectively. The warrants are exercisable into common shares at prices from $3.94 to $6.86, $2.63 to $12.16, and $6.00 to $9.40 per share, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation of the Company’s named executive officers and directors is set forth in the section titled “Executive Compensation”.

On December 16, 2019, the Company entered into an Open End Mortgage Note (the “Note”) with Dr. Anil Diwan, the Company’s founder, Chairman, President and CEO, to loan the Company up to $2,000,000 in two tranches of $1,000,000 (the “Loan”). The Note was paid off on December 31, 2020. The Note bore interest at the rate of 12% per annum and was secured by a mortgage granted against the Company’s headquarters. Dr. Anil Diwan received 10,000 shares of the Company’s Series A preferred stock as a loan origination fee which was amortized over the one year term of the loan using the effective interest method. The fair value of the 10,000 shares of the Company’s Series A preferred stock when issued on December 16, 2019 was $39,301. The Series A preferred stock fair value is based on the greater of the i) the converted value to common at a ratio of 1:3.5; or ii) the value of the voting rights since the Holder would lose the voting rights upon conversion. For the assumptions used in calculating the fair value of the preferred shares, the conversion of the shares is triggered by a change of control. Amortization expense on the loan origination fee for the years ended June 30, 2021 and 2020 was $18,013 and $21,288 respectively, The Company had drawn down $1.1 million of this loan. Interest was payable only on the amount drawn down. The lender had escrowed $132,000 of interest payable pursuant to the Loan. For the years ended June 30, 2021 and 2020, the Company incurred interest expense of $62,773 and $69,227, respectively, which reduced the interest escrow balance included in prepaid expenses.

TheraCour Pharma, Inc.

On May 12, 2005, we entered into a Material License Agreement, amended as of January 8, 2007 (the “License”) with TheraCour Pharma, Inc. (“TheraCour”), an approximately 5.3% common shareholder. Anil Diwan, our founder, President and Chairman, owns approximately 90% of TheraCour’s capital stock. We were granted exclusive licenses in perpetuity for technologies developed by TheraCour for the virus types: Human Immunodeficiency Virus (HIV/AIDS), Influenza including Asian Bird Flu Virus, Herpes Simplex Virus (HSV-1 and HSV-2), Hepatitis C Virus (HCV), Hepatitis B Virus (HBV), and Rabies. On February 15, 2010, we entered into an Additional License Agreement with TheraCour. Pursuant to the exclusive Additional License Agreement, in consideration for the issuance of 100,000 shares of our Series A Preferred Stock, (the “Series A Preferred”), we were granted exclusive licenses, in perpetuity, for technologies, developed by TheraCour, for the development of drug candidates for the treatment of Dengue viruses, Ebola/Marburg viruses, Japanese Encephalitis, viruses causing viral Conjunctivitis (a disease of the eye) and Ocular Herpes.

In consideration for obtaining these exclusive licenses, we agreed: (1) that TheraCour can charge its costs (direct and indirect) plus no more than 30% of a specified portion of certain direct costs as a Development Fee and such development fees shall be due and payable in periodic installments as billed; (2) we will pay the greater of $2,000 or actual costs monthly, whichever is higher, for other general and administrative expenses incurred by TheraCour on our behalf; (3) make royalty payments (calculated as a percentage of net sales of the licensed drugs) of 15% (calculated as a percentage of net sales of the licensed drugs) to TheraCour; (4) TheraCour retains the exclusive right to develop and manufacture the licensed drugs. TheraCour will manufacture the licensed drugs exclusively for us, and unless such license is terminated, will not manufacture such product for its own sake or for others; and (5) TheraCour may request and we will pay an advance payment (refundable) equal to twice the amount of the previous month’s invoice to be applied as a prepayment towards expenses. TheraCour may terminate the license upon a material breach by us as specified in the agreement. However, we may avoid such termination if within 90 days of receipt of such termination notice we cure the breach.

On October 2, 2018, we entered into an agreement with TheraCour to defer the $25,000 payment until the earlier of April 2, 2019 or the date that we file an IND with the FDA. On May 9, 2019, we entered into an agreement with TheraCour that extended the April 2, 2019 date to June 30, 2019 and on September 24, 2019 we entered into an agreement with TheraCour that extended such date to the later of December 31, 2019 or the filing on an IND with the FDA. Deferred development fees as of June 30, 2020 was $200,000.

On November 1, 2019, the Company entered into a License Agreement (the “Agreement”) with TheraCour for an exclusive, worldwide license to use, promote, offer for sale, import, export, sell and distribute products for the treatment of Varicella Zoster Virus derived indications. The Company was not required to make any upfront payments to TheraCour and agreed to the following milestone payments to TheraCour; the issuance of 75,000 shares of Series A Convertible Preferred Stock upon the grant of an IND Application; $1,500,000 in cash upon completion of Phase I Clinical Trials; $2,500,000 in cash upon completion of Phase II clinical trials; and $5,000,000 in cash upon completion of Phase III clinical trials. In addition, the Company is required to pay to TheraCour fifteen percent (15%) of net sales of licensed products, and any income from sublicensed products. Under the Agreement, TheraCour retains the exclusive right to develop and manufacture the Licensed Products. As in previous licensing agreements with TheraCour, the Company agreed to pay the following amounts to TheraCour to the extent not previously paid under existing licensing agreements: (1) costs (direct and indirect) plus 30%, subject to certain specified exclusions, as a Development Fee and such development fees shall be due and payable in periodic installments as billed and (2) a deposit equal to estimated development costs for two months (refundable), such estimates to be reconciled quarterly. Payments not made within 90 days after due date will be charged an interest at the rate of 1% per month. TheraCour and the Company have agreed to enter into a manufacture and supply agreement, under which TheraCour would manufacture the licensed products exclusively for the Company, and the Company would also have customary backup manufacture rights, as specified in the Agreement. TheraCour may terminate the license upon a material breach by the Company as specified in the agreement. However, the Company may avoid such termination if the breach is cured within 90 days of receipt of such termination.

On December 17, 2019, the Company entered into a Deferred Expense Exchange Agreement with TheraCour whereby TheraCour agreed to exchange $250,000 of deferred development fees owed to TheraCour into 100,000 Series A preferred stock with a fair value of $392,669 for $250,000 previously deferred development fees owed to TheraCour, and recognized a loss on the exchange of $142,669. Upon entry into the agreement additional deferrals ceased. The remaining deferred payments will become due upon IND filing.

TheraCour acquired property and equipment on behalf of the Company from third party vendors and sold such property and equipment, to the Company, at cost, in the amounts of  $171,668 and $8,638 for the fiscal years ended June 30, 2021 and 2020.

Accounts payable to TheraCour were $31,539 and 561,580 at June 30, 2021 and June 30, 2020, respectively.

Development costs charged by and paid to TheraCour were $2,803,827 and $2,158,034 for the years ended June 30, 2021 and 2020, respectively. No royalties are due or have been paid from inception through June 30, 2021.

As of June 30, 2021 TheraCour owned 470,959 shares of the Company’s outstanding common stock and 200,000 shares of series A preferred stock, which votes at the rate of nine shares of common stock per each share of series A preferred stock and is convertible into three and one half shares of common stock upon a change in control of the Company. Dr. Diwan, also serves as the CEO and Director of TheraCour and owns approximately 90% of the outstanding capital stock of TheraCour.

On June 8, 2020, the Company executed a Memorandum of Understanding (“MOU”) with TheraCour that provides a limited license to the Company for the entire application of human coronavirus infections, while the full license is being perfected. Dr. Anil Diwan is recused from these discussions due to a conflict of interest. The terms of the COVID License Agreement, shall, except as otherwise specified in the MOU, be generally consistent with the VZV License Agreement dated October 28, 2019, and shall include consistent milestone payments, royalties and sublicense and income derived from grants and contracts.

On September 9, 2021, we entered into a License Agreement with TheraCour Pharma, Inc. (the “2021 License Agreement”) TheraCour for an exclusive, worldwide license to the Registrant for further development with respect to TheraCour’s research and development of services with respect to treatments for coronavirus derived human infections. We were not required to make any upfront cash payments to TheraCour and agreed to the following milestone payments to TheraCour; the issuance of One Hundred Thousand (100,000) shares of the Registrant’s Series A Convertible Preferred Stock, par value $0.001 per share no later than thirty (30) days after the achievement of Milestone 1 (as defined in the 2021 License Agreement); Fifty Thousand (50,000) shares of the Series A Preferred Stock no later than thirty (30) days after the achievement of Milestone 2 (as defined in the 2021 License Agreement); One Million Five Hundred Thousand Dollars ($1,500,000) no later than five (5) business days after the achievement of Milestone 3 (as defined in the 2021 License Agreement); Two Million Dollars ($2,000,000) no later than five (5) business days after the completion of Milestone 4 (as defined in the 2021 License Agreement); Two Million Five Hundred Thousand Dollars ($2,500,000) no later than six (6) months after the achievement of Milestone 5 (as defined in the 2021 License Agreement); One Hundred Thousand Shares of Series A Preferred Stock no later than thirty (30) days after the achievement of Milestone 6 (as defined in the 2021 License Agreement) and, at Licensor’s (as defined in the 2021 License Agreement) sole option, either (A) $5,000,000 in cash or (B) Five Hundred Thousand shares of Series A Preferred Stock no later than six (6) months after the achievement of Milestone 7 (as defined in the Agreement). In addition, we are required to pay to TheraCour fifteen percent (15%) of net sales of licensed products, and any income from sublicensed products. Under the Agreement, TheraCour retains the exclusive right to develop and manufacture the Licensed Products.

Family Relationships

Meeta Vyas, the Company’s Chief Financial Officer, is the wife of Anil Diwan, our founder, Chairman and President. There were no other family relationships between or among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Review, Approval or Ratification of Transactions with Related Persons

Under the SEC’s rules, a related person is a director, officer, nominee for director, or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members. In addition, under the SEC’s rules, a related person transaction is a transaction or series of transactions in which the company is a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Board of Directors has a general practice of requiring directors interested in a transaction not to participate in deliberations or to vote upon transactions in which they have an interest, and to ensure that transactions with directors, executive officers and major stockholders are on terms that align the interests of the parties to such agreements with the interests of the stockholders.

These practices are undertaken pursuant to written policies and procedures contained in the Company’s Code Ethics, which requires compliance with applicable laws and regulations, the avoidance of conflicts of interest, and prohibits the taking of corporate opportunities for personal benefit. In addition, as a Nevada corporation, we are subject to Section 78.140 of the Nevada Revised Statutes, which provides, among other things, that related party transactions involving the Company and our directors or officers need to be approved by a majority of directors, which may include the vote of an interested director(s) provided that two of the following circumstances exist:

(a)	The fact of the common directorship, office or financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.

(b)	The fact of the common directorship, office or financial interest is known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders.

(c)	The fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action.

(d)	The contract or transaction is fair as to the corporation at the time it is authorized or approved.

GOVERNANCE OF THE COMPANY

Board of Directors

Our Board of Directors is currently comprised of the following four members: Anil Diwan, PhD., Stanley Glick, CPA, Makarand Jawadekar, Ph.D., Theodore E. (“Todd”) Rokita, Esq., and Brian Zucker, CPA. Of the five members currently serving on the Board of Directors, the Board of Directors has determined that Messrs. Glick, Jawadekar, Rokita and Zucker are independent directors. Messrs. Glick, Rokita and Zucker are independent members of our Audit Committee and meet the additional independence standards for audit committee membership set forth by the Securities and Exchange Commission. Messrs. Glick, Jawadekar, Rokita and Zucker are independent members of our Compensation and Nominating and Corporate Governance Committees. The Board of Directors met in person or telephonically five (5) times and the Board of Directors did not act by unanimous written consent in lieu of a meeting during the fiscal year ended June 30, 2021. The Company does not have a formal policy as to Board of Directors attendance at our Annual Meetings of Stockholders. The Company encourages its directors to attend the Annual Meeting of Stockholders, and all directors are expected to attend the 2021 Annual Meeting.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board of Directors has determined that the Chairs and all committee members are majority independent, and Audit Committee is comprised solely of independent members, under applicable NYSE American and SEC rules for committee memberships. The members of the committees are shown in the table below.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Anil Diwan	—	—	—
Stanley Glick	Member	Member	Member
Mak Jawadekar	—-	Member	Member
Todd Rokita	Member	Member	Member
Brian Zucker	Member	Member	Member

Audit Committee

The Audit Committee is responsible primarily for overseeing the services performed by the Company’s independent registered public accounting firm and internal audit department, evaluating the Company’s accounting policies and system of internal controls, reviewing significant financial transactions and overseeing enterprise risk management. The Audit Committee met a total of five (5) times during the fiscal year ended June 30, 2021.

The current members of our Audit Committee each meet the independence criteria for directors set forth under the rules of the NYSE American and the additional independence criteria for members of audit committees specified in Section 803B of the NYSE American Company Guide and Rule 10A-3 under the Exchange Act. Each member of our Audit Committee is financially literate under the current listing standards of the NYSE American. Our Board of Directors has determined that Stanley Glick, the chairman of the Audit Committee, qualifies as an “audit committee financial expert,” as such term is defined by SEC rules.

Compensation Committee

The Compensation Committee is responsible primarily for reviewing the compensation arrangements for the Company’s executive officers, including the Chief Executive Officer, administering the Company’s equity compensation plans, and reviewing the compensation of the Board of Directors. The Compensation Committee’s authority to grant equity awards may not be delegated to the Company’s management or others. For a description of the Compensation Committee’s processes and procedures, including the roles of the Company’s executive officers and independent compensation consultants in the Compensation Committee’s decision-making process, please see the section entitled “Compensation Discussion and Analysis” below. The Compensation Committee met a total of two (2) times during the fiscal year ended June 30, 2021.

Pursuant to Section 805 of the NYSE American Company Guide, compensation of our Chief Executive Officer is determined, or recommended to the Board of Directors for determination, by the Compensation Committee comprised solely of independent directors. The Chief Executive Officer is not present during voting or deliberations. Compensation for all other officers is determined, or recommended to the Board of Directors for determination, by the Compensation Committee comprised solely of independent directors.

Nominating and Corporate Governance Committee

The primary functions of the Nominating and Corporate Governance Committee are to: review and make recommendations on the range of skills and expertise which should be represented on the Board of Directors, and the eligibility criteria for individual Board of Directors and Committee membership; review and recommend to the Board of Directors the appropriate structure of the Board of Directors; identify individuals qualified to become Board of Directors members and recommend to the Board of Directors the nominee for election to the Board of Directors at the next Annual Meeting of Stockholders; implement a policy and procedures with regard to consideration of any director candidate recommended by stockholders; retain and terminate any search firm to be used to identify director candidates, and to approve the search firm, fees and other retention terms; and review and recommend to the Board of Directors the appropriate structure of Committees, Committee assignments and the Committee chairman.

Among the factors the Nominating and Corporate Governance Committee considers when determining persons to be nominated include whether such individuals are actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, are familiar with the requirements of a publicly traded company, are familiar with industries relevant to our business endeavors, are willing to devote significant time to the oversight duties of the Board of Directors of a public company, and are able to promote a diversity of views based on the person’s education, experience and professional employment. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board of Directors needs that arise from time to time.

The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the ability of the Board of Directors to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Nominating and Corporate Governance Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the Nominating and Corporate Governance Committee’s criteria for membership on the Board of Directors, whom the Nominating and Corporate Governance Committee believes continue to make important contributions to the Board of Directors and who consent to continue their service on the Board of Directors. The Nominating Committee and Corporate Governance will identify and/or solicit recommendations for new candidates when there is no qualified and available incumbent. The Nominating and Corporate Governance Committee met a total of four (4) times during the fiscal year ended June 30, 2021.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operate under written charters adopted by the Board of Directors. These charters are available on the Company’s website at www.nanoviricides.com.

Corporate Governance

Our Board of Directors is committed to sound and effective corporate governance practices. The Company’s management and our Board of Directors reviewed our corporate governance practices in light of Section 406 of the Sarbanes-Oxley Act of 2002. Based on that review, the Board of Directors maintains a Code of Ethics, and Audit Committee charters.

Code of Ethics

The Code of Ethics was adopted by NanoViricides, Inc. for the purpose of promoting honest and ethical conduct. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of violations; and provide accountability for adherence to the provisions of the Code of Ethics. It covers topics such as conflict of interest, compliance with laws, confidentiality of Company Information, encouraging the reporting of any illegal or unethical behavior, fair dealing and use of Company assets. Our Code of Ethics can be found in our filings with the Securities and Exchange Commission at www.sec.gov. In addition, you may request a copy of any such materials, without charge, by submitting a written request to: NanoViricides, Inc. Attention: Secretary, 1 Controls Drive, Shelton, Connecticut, 06484.

Board of Directors Leadership Structure and Risk Oversight

In accordance with our By-laws, our Board of Directors appoints our officers, including our chief executive officer and chief financial officer. Our Board of Directors does not have a policy on whether the role of the chairman and chief executive officer should be separate and, if it is to be separate, whether the chairman should be selected from the non-employee directors or be an employee.

Our Board of Directors is primarily responsible for overseeing our risk management processes. Our Board of Directors, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board of Directors administers this risk management oversight function, our audit committee supports our Board of Directors in discharging its oversight duties and address risks inherent in their respective areas. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board of Directors leadership structure supports this approach. In particular, the audit committee is responsible for considering and discussing our significant accounting and financial risk exposures and the actions management has taken to control and monitor these exposures. Going forward, we expect that the audit committee will receive periodic reports from management at least quarterly regarding our assessment of such risks. While the Board of Directors oversees our risk management, company management is responsible for day-to-day risk management processes. Our Board of Directors expects company management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected the Board of Directors’ leadership structure.

Director’s Compensation

The Company’s non-executive directors receive cash retainers of  $25,000.00 annually as follows: $5,000.00 for the first three fiscal quarters and $10,000.00 for the fourth fiscal quarter, including Audit Committee meetings and the Annual Meeting of Stockholders. Directors also receive shares equal to $15,000, annually payable in equal, quarterly installments. The Company also reimburses directors for expenses incurred in their service to the Board of Directors.

Any executive who is also a Director does not receive any additional compensation for the services as a Director.

Communications with the Board of Directors

Stockholders may send communications to our Board of Directors or any committee thereof by writing to the Board of Directors or any committee thereof at NanoViricides, Inc. Attention: Secretary, 1 Controls Drive, Shelton, Connecticut, 06484. The Secretary will distribute all stockholder communications to the intended recipients and/or distribute to the entire Board of Directors, as appropriate.

Involvement in Certain Legal Proceedings

No director, executive officer or person nominated to become a director or executive officer has, within the last ten years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting his involvement in any type of business, securities or banking activities or practice; (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

There exists no other material proceeding to which any director or officer is a party adverse to the Company or has a material interest adverse to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Under the SEC’s rules, a related person is a director, officer, nominee for director, or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members. In addition, under the SEC’s rules, a related person transaction is a transaction or series of transactions in which the company is a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Board of Directors has a general practice of requiring directors interested in a transaction not to participate in deliberations or to vote upon transactions in which they have an interest, and to be sure that transactions with directors, executive officers and major stockholders are on terms that align the interests of the parties to such agreements with the interests of the stockholders.

These practices are undertaken pursuant to written policies and procedures contained in the Company’s Code Ethics, which requires compliance with applicable laws and regulations, the avoidance of conflicts of interest, and prohibits the taking of corporate opportunities for personal benefit. In addition, as a Nevada corporation, we are subject to Section 78.140 of the Nevada Revised Statutes, which provides, among other things, that related party transactions involving the Company and our directors or officers need to be approved by a majority of directors, which may include the vote of an interested directors provided that two of the following circumstances exist:

(a) The fact of the common directorship, office or financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.

(b) The fact of the common directorship, office or financial interest is known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders.

(c) The fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action.

(d) The contract or transaction is fair as to the corporation at the time it is authorized or approved.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors and executive officers and any persons who own more than 10% of our capital stock to file with the SEC (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such capital stock. Such persons are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of our capital stock, all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the fiscal year ended June 30, 2021 were timely filed with the SEC.

FORM 10-K

We will provide, without charge, to each stockholder as of the Record Date, upon our receipt of a written request of the stockholder, a copy of our Annual Report on Form 10-K for the year ended June 30, 2021, including the financial statements and schedules, as filed with the SEC. Stockholders should direct the written request to NanoViricides, Inc., 1 Controls Drive, Shelton, CT, 06484, Attention: Corporate Secretary.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and Proxy Card for presentation at our 2021 Annual Meeting, the proposal must be received by us at our principal executive offices by June 7, 2022. The proposal should be sent to the attention of: Secretary, NanoViricides, Inc., 1 Controls Drive, Shelton, CT, 06484, and must include the information and representations that are set out in Exchange Act Rule 14a-8.

Under our Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at a meeting of our stockholders outside of the requirements set forth in Exchange Act Rule 14a-8. These procedures provide that nominations for director nominees and/or an item of business to be introduced at a meeting of our stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. Any written submission by a stockholder including a director nomination and/or item of business to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Bylaws, Nevada law, the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate qualifies as independent.

If we do not receive notice within the prescribed dates, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

In addition, nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposals may be disregarded.

FOR THE BOARD OF DIRECTORS

/s/ Anil Diwan
Chairman of the Board of Directors,
President and Secretary

NANOVIRICIDES, INC. 1 CONTROLS DRIVE SHELTON, CT 06484VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D61533-P62608KEEP THIS PORTION FOR YOUR RECORDSNANOVIRICIDES, INC.THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYThe Board of Directors recommends you vote FOR the following proposal: 1. Election of Director Nominee Class I DirectorFor Against Abstain1a. Anil Diwan! ! !The Board of Directors recommends you vote 3 YEARS on the following proposal:1 Year 2 Years3 YearsAbstain2. To conduct an advisory vote on the frequency of future advisory votes on the compensation of the Company's named executive officers.! ! ! !The Board of Directors recommends you vote FOR the following proposals: For Against Abstain3. To approve an award of 10,204 shares of the Company's Series A Preferred Stock to Anil Diwan in connection with the extension of his employment as the Company's President. 4. Ratification and approval of the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year. ! ! ! 5. To transact such other business as may properly come before the Annual Meeting, including to consider any procedural matters incident to the conduct of the Annual Meeting, such as the postponement of the Annual Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Annual Meeting.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.D61534-P62608NANOVIRICIDES, INC. Annual Meeting of Stockholders November 20, 2021 10:00 AM This proxy is solicited by the Board of DirectorsThe undersigned stockholder of NanoViricides, Inc., a Nevada corporation, hereby acknowledges receipt of the Notice of 2021 Annual Meeting of Stockholders and Proxy Statement with respect to the 2021 Annual Meeting of Stockholders of NanoViricides, Inc. to be held at the Hampton Inn & Suites Stamford, 26 Mill River Street, Stamford, CT 06902 on November 20, 2021 at 10:00 AM Eastern Standard Time, and hereby appoints Anil Diwan and Meeta Vyas, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the NanoViricides, Inc. Common Stock of the undersigned at such meeting and any postponement(s) or adjournment(s) of such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting (and any such (postponement(s) or adjournment(s)).THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, "FOR" THE ELECTION OF THE DIRECTOR NOMINEE AND "FOR" PROPOSALS 2, 3 AND 4.Continued and to be signed on reverse side

Your Vote Counts! NANOVIRICIDES, INC. 2021 Annual Meeting Vote by November 19, 2021 11:59 PM ETNANOVIRICIDES, INC. 1 CONTROLS DRIVE SHELTON, CT 06484D61526-P62608You invested in NANOVIRICIDES, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on November 20, 2021. Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to November 6, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.For complete information and to vote, visit www.ProxyVote.com Control #Smartphone users Point your camera here and vote without entering a control numberVote in Person at the Meeting* November 20, 2021 10:00 AM ESTHampton Inn & Suites Stamford 26 Mill River Street Stamford, CT 06902*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.V1.1

Vote at www.ProxyVote.comTHIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.Voting Items 1. Election of Director Nominee Class I Director 1a. Anil Diwan 2. To conduct an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. 3. To approve an award of 10,204 shares of the Company’s Series A Preferred Stock to Anil Diwan in connection with the extension of his employment as the Company’s President. 4. Ratification and approval of the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year. 5. To transact such other business as may properly come before the Annual Meeting, including to consider any procedural matters incident to the conduct of the Annual Meeting, such as the postponement of the Annual Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Annual Meeting.Board RecommendsFor 3 YearsFor ForPrefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.D61527-P62608